                                                                    EXHIBIT 8.5
                           AMENDMENT TO CUSTODIAN CONTRACT



          This Amendment to the Custodian Contract is made as of February 17, 1998 by and between FPA New Income, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

          WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of August 20, 1984 (as amended and in effect from time to time, the "Contract"); and

          WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside of the United States.

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. The amendment to the Contract providing for the maintenance of the Fund's foreign securities dated July 20, 1993, is hereby deleted, and the parties hereto agree that it shall be and is replaced in its entirety by the provisions set forth below.

     Articles 1 and 2 do not exist.

3.   THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

3.1. DEFINITIONS.

Capitalized terms in this Article 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"Foreign Custody Manager" has the meaning as set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States
(i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

3.2. DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of the Fund.

3.3. COUNTRIES COVERED.

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund's assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this
Article 3.

Upon receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice of the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.4. SCOPE OF DELEGATED RESPONSIBILITIES.

     3.4.1.    SELECTION OF ELIGIBLE FOREIGN CUSTODIANS.

Subject to the provisions of this Article 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     3.4.2.    CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS.

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     3.4.3.    MONITORING.

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository).
In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.7 hereunder.

3.5. GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY.

For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories.

3.6. STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE FUND.

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.7. REPORTING REQUIREMENTS.

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Article 3 after the occurrence of the material change.

3.8. REPRESENTATIONS WITH RESPECT TO RULE 17f-5.

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

3.9. EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

The Board's delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

4 DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD OUTSIDE THE UNITED STATES.

4.1. DEFINITIONS.

Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES.

The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, PROVIDED HOWEVER, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS.

Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Foreign Sub-Custodian in such country pursuant to the terms of this Contract.

4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

     4.4.1.    DELIVERY OF FOREIGN ASSETS.

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such Assets are held or traded, including, without limitations: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

     (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for the transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; PROVIDED that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

     (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi)   in connection with the lending of foreign securities; and

     (xii) for any other proper purpose, BUT ONLY upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board or of an Executive Committee of the Board so authorized by the Board, signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary that the resolution was duly adopted and is in full force and effect (a "Certified Resolution"), specifying the Foreign Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Assets shall be made.

     4.4.2. PAYMENT OF FUND MONIES.

Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

     (i) upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund;

     (iii) for the payment of any expense or liability of the Fund including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi)   (Does not exist.);

     (vii)  in connection with the borrowing or lending of foreign securities;
            and

     (viii) for any other proper purpose, BUT ONLY upon receipt of, in addition to Proper Instructions, a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

     4.4.3. MARKET CONDITIONS; MARKET INFORMATION.

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously been provided hereunder.

4.5. REGISTRATION OF FOREIGN SECURITIES.

The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obliged to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6. BANK ACCOUNTS.

The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Fund.

4.7. COLLECTION OF INCOME.

The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8. SHAREHOLDER RIGHTS.

With respect to the foreign securities held under this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES.

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. TAX LAW.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the "prevailing country risk" of the Fund, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management of the SEC.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

II. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.


          IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                      STATE STREET BANK AND TRUST COMPANY


/s/ Glenn Ciotti                   By: /s/ Ronald E. Logue
Glenn Ciotti                       Name:   Ronald E. Logue
VP & Assoc. Counsel                Title:  Executive Vice President



WITNESSED BY:                      FPA NEW INCOME, INC.


/s/ Sherry Sasaki                  By: /s/ J. Richard Atwood
Sherry Sasaki                      Name:   J. Richard Atwood
Secretary                          Title:  Treasurer

                                                                      SCHEDULE A

                         STATE STREET GLOBAL CUSTODY NETWORK
                     SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY             SUBCUSTODIAN                                 NON-MANDATORY DEPOSITORIES
Argentina           Citibank, N.A.                               --

Australia           Westpac Banking Corporation                  --

Austria             Erste Bank der oesterreichischen             --
                    Sparkasen AG

Bahrain             The British Bank of the Middle East          --
                    (as delegate of the Hongkong and
                    Shanghai Banking Corporation Limited)

Bangladesh          Standard Chartered Bank                      --

Belgium             Generale Bank                                --

Bermuda             The Bank of Bermuda Limited                  --

Bolivia             Banco Boliviano Americano                    --

Botswana            Barclays Bank of Botswana Limited            --

Brazil              Citibank, N.A.                               --

Bulgaria            ING Bank N.V.                                --

Canada              Canada Trustco Mortgage Company              --

Chile               Citibank, N.A.                               --

People's Republic   The Hongkong and Shanghai Banking            --
of China            Corporation Limited, Shanghai and
                    Shenzhen branches

Colombia            Cititrust Colombia S.A. Societe              --
                    Fiduciaria

                                                                      SCHEDULE A

                         STATE STREET GLOBAL CUSTODY NETWORK
                     SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY             SUBCUSTODIAN                                 NON-MANDATORY DEPOSITORIES
Croatia             Privredana banka Zagreb d.d                  --

Cyprus              Barclays Bank PLC                            --
                    Cyprus Offshore Banking Unit

Czech Republic      Ceskoslovenska Obchodni                      --
                    Banka A.S.

Denmark             Den Danske Bank                              --

Ecuador             Citibank, N.A.                               --

Egypt               National Bank of Egypt                       --

Estonia             Hansabank                                    --

Finland             Merita Bank Ltd.                             --

France              Banque Paribas                               --

Germany             Dresdner Bank AG                             --

Ghana               Barclays Bank of Ghana Limited               --

Greece              National Bank of Greece S.A.                 Bank of Greece

Hong Kong           Standard Chartered Bank                      --

Hungary             Citibank Budapest Rt.                        --

India               Deutsche Bank AG;                            --
                    The Hongkong and Shanghai
                    Banking Corporation Limited

                                                                      SCHEDULE A

                         STATE STREET GLOBAL CUSTODY NETWORK
                     SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

COUNTRY             SUBCUSTODIAN                                 NON-MANDATORY DEPOSITORIES
Indonesia           Standard Chartered Bank                      --

Ireland             Bank of Ireland                              --

Italy               Banque Paribas                               --

Ivory Coast         Societe Generale de Banquers                 --
                    en Cote d'Ivoire

Jamaica             Scotiabank Trust and Merchant Bank           --

Japan               The Daiwa Bank, Limited;                     Japan Securities Depository
                    The Fuji Bank, Limited                       Center

Jordan              The British Bank of the Middle East          --
                    (as delegate of the Hongkong and
                    Shanghai Banking Corporation Limited)

Kenya               Barclays Bank of Kenya Limited               --

Republic of Korea   The Hongkong and Shanghai Banking            --
                    Corporation Limited

Latvia              Hansabank                                    --

Lebanon             The British Bank of the Middle East          Custodian and Clearing Center
                    (as delegate of the Hongkong and             of Financial Instruments for
                    Shanghai Banking Corporation Limited)        Lebanon  (MIDCLEAR)
                                                                 S.A.L.

Lithuania           Vilniaus Bankas AB                           --

Malaysia            Standard Chartered Bank                      --
                    Malaysia Berhad

Mauritius           The Hongkong and Shanghai                    --
                    Banking Corporation Limited

                                                                      SCHEDULE A

                         STATE STREET GLOBAL CUSTODY NETWORK
                     SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY             SUBCUSTODIAN                                 NON-MANDATORY DEPOSITORIES
Mexico              Citibank Mexico, S.A.                        --

Morocco             Banque Commerciale du Maroc                  --

Namibia             (via) Standard Bank of South Africa          --

The Netherlands     MeesPierson N.V.                             --

New Zealand         ANZ Banking Group                            --
                    (New Zealand) Limited

Norway              Christiania Bank og                          --
                     Kreditkasse

Oman                The British Bank of the Middle East          --
                    (as delegate of the Hongkong and
                    Shanghai Banking Corporation Limited)

Pakistan            Deutsche Bank AG                             --

Peru                Citibank, N.A.                               --

Phillippines        Standard Chartered Bank                      --

Poland              Citibank Poland S.A.                         --

Portugal            Banco Comercial Portugues                    --

Romania             ING Bank, N.V.                               --

Russia              Credit Suisse First Boston, Zurich           --
                    via Credit Suisse First Boston
                    Limited, Moscow

Singapore           The Development Bank of                      --
                    Singapore Limited

                                                                      SCHEDULE A

                         STATE STREET GLOBAL CUSTODY NETWORK
                     SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY             SUBCUSTODIAN                                 NON-MANDATORY DEPOSITORIES
Slovak Republic     Ceskoslovenska Obchodna                      --
                    Banka AS

Slovenia            Banka Creditanstalt d.d.                     --

South Africa        Standard Bank of South Africa Limited        --

Spain               Banco Santander, S.A.                        --

Sri Lanka           The Hongkong and Shanghai                    --
                    Banking Corporation Limited

Swaziland           Barclays Bank of Swaziland Limited           --

Sweden              Skandinaviska Enskilda Banken                --

Switzerland         Union Bank of Switzerland                    --

Taiwan - R.O.C.     Central Trust of China                       --

Thailand            Standard Chartered Bank                      --

Trinidad & Tobago   Republic Bank Ltd.                           --

Tunisia             Banque Internationale Arabe de Tunisie       --

Turkey              Citibank, N.A.                               --

United Kingdom      State Street Bank and Trust                  --

Uruguay             Citibank, N.A.                               --

Venezuela           Citibank, N.A.                               --

Zambia              Barclays Bank of Zambia Limited              --

Zimbabwe            Barclays Bank of Zimbabwe Limited            --

                                                                      SCHEDULE A

                         STATE STREET GLOBAL CUSTODY NETWORK
                     SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


COUNTRY             SUBCUSTODIAN                                 NON-MANDATORY DEPOSITORIES
Euroclear (The Euroclear System)

Cedel (Cedel Bank, societe anonyme)

INTERSETTLE (for EASDAQ Securities)

                                                                      SCHEDULE B

                         STATE STREET GLOBAL CUSTODY NETWORK
                               MANDATORY* DEPOSITORIES

COUNTRY                            MANDATORY DEPOSITORIES
Argentina                          -Caja de Valores S.A.
                                   -CRYL

Australia                          -Austraclear Limited
                                   -Reserve Bank Information and Transfer System

Austria                            -Oesterreichische Kontrolbank AG
                                    (Wertpapiersammelbank Division)

Belgium                            -Caisse Interprofessionnelle de Depots et de
                                    Virements de Titres S.A.
                                   -Banque Nationale de Belgique

Brazil                             -Camara de Liquidacao de Sao Paulo, (Calispa)
                                   -Bolsa de Valores de Rio de Janeiro
                                   -All SSB CLIENTS PRESENTLY USE CALISPA
                                   -Central de Custodia e de Liquidacao
                                    Financeira de Titulos
                                   -Banco Central do Brasil, System Especial de
                                    Liquidacao e Custodia

Bulgaria                           -Central Depository AD

Canada                             -The Canadian Depository for Securities
                                    Limited;
                                    West Canada Depository Trust Company
                                    [DEPOSITORIES LINKED]

People's Republic of China         -Shanghai Securities Central Clearing and
                                    Registration Corporation
                                   -Shenzhen Securities Central Clearing Co.,
                                    Ltd.

Croatia                            -Ministry of Finance


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                         STATE STREET GLOBAL CUSTODY NETWORK
                               MANDATORY* DEPOSITORIES

COUNTRY                            MANDATORY DEPOSITORIES
Czech Republic                     -Stredisko cennych papiru
                                   -Czech National Bank

Denmark                            -Vaerdipapircentralen - The Danish Securities
                                    Center

Egypt                              -Misr Company for Clearing, Settlement, and
                                    Central Depository

Estonia                            -Eesti Vaatrpaberite Keskdepositooruim

Finland                            -The Finnish Central Securities Depository

France                             -Societe Interprofessionnelle pour la
                                    Compensation des Valeurs Mobilieres
                                   -Banque de France, Saturne System

Germany                            -The Deutscher Kassenverein AG

Greece                             -The Central Securities Depository
                                    (Apothetirion Titlon A.E.)

Hong Kong                          -The Central Clearing and Settlement System
                                   -The Central Money Markets Unit

Hungary                            -The Central Depository and Clearing House
                                    (Budapest) Ltd. [MANDATORY FOR GOV'T BONDS
                                    ONLY; SSB DOES NOT USE FOR OTHER SECURITIES]

India                              -The National Securities Depository Limited

Indonesia                          -Bank of Indonesia


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                         STATE STREET GLOBAL CUSTODY NETWORK
                               MANDATORY* DEPOSITORIES

COUNTRY                            MANDATORY DEPOSITORIES
Ireland                            -The Central Bank of Ireland, The Gilt
                                    Settlement Office

Israel                             -The Clearing House of the Tel Aviv Stock
                                    Exchange
                                   -Bank of Israel

Italy                              -Monte Titoli S.p.A
                                   -Banca d'Italia

Japan                              -Bank of Japan Net System

Republic of Korea                  -Korea Securities Depository Corporation

Latvia                             -The Latvian Central Depository

Lebanon                            -The Central Bank of Lebanon

Lithuania                          -The Central Securities Depository of
                                    Lithuania

Malaysia                           -Malaysian Central Depository Sdn. Bhd.
                                   -Bank Negara Malaysia, Scripless Securities
                                    Trading and Safekeeping Systems

Mauritius                          -The Central Depository & Settlement Co. Ltd.

Mexico                             -S.D. INDEVAL, S.A. de C.V. (Instituto para
                                    el Deposito de Valores)

The Netherlands                    -Nederlands Centraal Instituut voor Giraal
                                    Effectenverkeer B.V. ("NECIGEF")

New Zealand                        -New Zealand Central Securities Depository
                                    Limited


* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                         STATE STREET GLOBAL CUSTODY NETWORK
                               MANDATORY* DEPOSITORIES

COUNTRY                            MANDATORY DEPOSITORIES
Norway                             -Verdipapirsentralen - The Norwegian Registry
                                    of Securities

Oman                               -Muscat Securities Market

Peru                               -Caja de Valores y Liquidaciones (CAVALI,
                                    S.A.)

Phillippines                       -The Phillippines Central Depository Inc.
                                   -The Book-Entry-System of Bangko Sentral ng
                                    Pilipinas
                                   -The Registry of Sripless Securities of the
                                    Bureau of the Treasury

Poland                             -The National Depository of Securities
                                    (Krajowy Depozyt Papierow Wartosciowych)
                                   -National Bank of Poland

Portugal                           -Central de Valores Mobilarios

Romania                            -National Securities Clearing, Settlement and
                                    Depository Co.
                                   -Bucharest Stock Exchange
                                   -National Bank of Romania

Singapore                          -The Central Depository (Pvt.) Limited
                                   -Monetary Authority of Singapore

Slovak Republic                    -Stredisko Cennych Papierov
                                   -National Bank of Slovakia

Slovenia                           -Klirinsko Depotna Bruzba

South Africa                       -The Central Depository Limited

Spain                              -Servicio de Compensacion y Liquidacion de
                                    Valores, S.A.
                                   -Banco de Espana, Anotaciones en Cuenta

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE B

                         STATE STREET GLOBAL CUSTODY NETWORK
                               MANDATORY* DEPOSITORIES

COUNTRY                            MANDATORY DEPOSITORIES
Sri Lanka                          -Central Depository System (Pvt) Limited

Sweden                             -Vardepapperscentralen VPC AB - The Swedish
                                    Central Securities Depository

Switzerland                        -Schweizerische Effekten - Giro AG

Taiwan - R.O.C.                    -The Taiwan Securities Central Depository
                                    Company, Ltd.

Thailand                           -Thailand Securities Depository Company
                                    Limited

Tunisia                            -STICODEVAM
                                   -Central Bank of Tunisia
                                   -Tunisian Treasury

Turkey                             -Takas ve Saklama Bankasi A.S.
                                   -Central Bank of Turkey

United Kingdom                     -The Bank of England, The Central Gilts
                                    Office; The Central Moneymarkets Office

Uruguay                            -Central Bank of Uruguay

Zambia                             -Lusaka Central Depository



* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                      SCHEDULE C

                                  MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                   BRIEF DESCRIPTION
-------------------------------                   -----------------
(FREQUENCY)
THE GUIDE TO CUSTODY IN WORLD MARKETS (annually): An overview of safekeeping and settlement practices and
                                                  procedures in each market in
                                                  which State Street Bank and
                                                  Trust Company offers custodial
                                                  services.

THE DEPOSITORY REVIEW (annually):                 Information relating to the
                                                  operating history and
                                                  structure of depositories
                                                  located in the markets in
                                                  which State Street Bank and
                                                  Trust Company offers custodial
                                                  services, including
                                                  transnational depositories.

Legal opinions (annually):                        With respect to each market in
                                                  which State Street Bank and
                                                  Trust Company offers custodial
                                                  services, opinions relating to
                                                  whether local law restricts
                                                  (i) access of a fund's
                                                  independent public accountants
                                                  to books and records of a
                                                  Foreign Sub-Custodian or
                                                  Foreign Securities System,
                                                  (ii) the Fund's ability to
                                                  recover in the event of
                                                  bankruptcy or insolvency of a
                                                  Foreign Sub-Custodian or
                                                  Foreign Securities System,
                                                  (iii) the Fund's ability to
                                                  recover in the event of a loss
                                                  by a Foreign Sub-Custodian or
                                                  Foreign Securities System, and
                                                  (iv) the ability of a foreign
                                                  investor to convert cash and
                                                  cash equivalents to U.S.
                                                  dollars.

Network Bulletins (weekly):                       Developments of interest to
                                                  investors in the markets in
                                                  which State Street Bank and
                                                  Trust Company offers custodial
                                                  services.

Foreign Custody Advisories (as necessary):        With respect to markets in
                                                  which State Street Bank and
                                                  Trust Company offers custodial
                                                  services which exhibit special
                                                  custody risks, developments
                                                  which may impact State
                                                  Street's ability to deliver
                                                  expected levels of services.